Exhibit 99.3

Model Reorg, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In Thousands)

	July 31, 2008
	(unaudited)	October 31, 2007
Assets
Current:
Cash	$1,012	$2,988
Accounts receivable—net of allowances of $129 and $269	27,036	56,960
Receivables from an affiliate	44,482	25,484
Inventories, net	205,382	218,206
Advances to suppliers for future purchases	104	1,132
Prepaids and other	5,258	7,554

Total current assets	283,274	312,324
Property and equipment, at cost, less accumulated depreciation	2,958	2,496
Goodwill	20,434	20,434
Other assets, net	12,608	9,734

	$319,274	$344,988

Liabilities and Stockholders’ Equity
Current
Accounts payable	$29,730	$30,882
Accounts payable—affiliates	—	2,152
Accrued expenses	6,551	9,359
Other current liabilities	3,260	2,548
Current maturities of long-term debt	205	209

Total current liabilities	39,746	45,150
Long-term debt and other	113,563	138,914
Payable to affiliate	73,263	76,313

Total liabilities	226,572	260,377

Commitments and Contingencies
Stockholders’ equity
Common stock, no par value—200 shares authorized 111 shares issued at October 31, 2007 and July 31, 2008	1	1
Additional paid-in capital	13,905	13,905
Retained earnings	80,271	72,180
Treasury stock—14 shares at cost	(1,475)	(1,475)

Total stockholders’ equity	92,702	84,611

	$319,274	$344,988

See accompanying notes to condensed consolidated financial statements

Model Reorg, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In Thousands)

	Three Months Ended		Nine Months Ended
	July 31, 2008	July 31, 2007	July 31, 2008	July 31, 2007
Net revenues, unaffiliated	$55,833	$62,564	$213,037	$218,708
Net revenues, affiliated	7,952	4,989	27,336	16,177

Total net revenues	63,785	67,553	240,373	234,885
Cost of goods sold, unaffiliated	41,259	45,116	152,539	154,825
Cost of goods sold, affiliated	4,757	2,958	19,488	12,645

Gross profit	17,769	19,479	68,346	67,415
Selling, warehouse, delivery and administrative expenses	13,558	13,741	47,221	44,071

Income from operations	4,211	5,738	21,125	23,344
Interest expense	1,975	2,978	7,275	9,083

Income before income taxes	2,236	2,760	13,850	14,261
Income taxes	899	1,104	5,759	5,704

Net income	$1,337	$1,656	$8,091	$8,557

See accompanying notes to condensed consolidated financial statements

Model Reorg, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In Thousands)

	Nine Months Ended July 31,
	2008	2007
Cash flows from operating activities:
Net income	$8,091	$8,557
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,174	1,159
Provision for losses on accounts receivable	50	3
Changes in assets and liabilities:
Decrease (increase) in:
Accounts receivable	29,874	20,839
Receivables from affiliate	(18,998)	(5,503)
Inventories	12,824	131
Advances to suppliers for future purchases	1,028	(1,854)
Prepaids and other	2,296	(1,380)
(Decrease) increase in:
Accounts payable	(1,152)	(10,839)
Accounts payable, affiliates	(2,152)	7,513
Accrued expenses and other liabilities	(2,096)	(386)

Total adjustments	22,848	9,683

Net cash provided by operating activities	30,939	18,240

Cash flows from investing activities:
Purchase of property and equipment	(1,027)	(1,982)
Other investing activities	(3,483)	(627)

Net cash used in investing activities	(4,510)	(2,609)

Cash flows from financing activities:
Decrease in revolving credit borrowings	(25,201)	(8,695)
Repayment of affiliated payable	(3,050)	(5,510)
Payment of long-term debt and other	(154)	(2,436)
Payment of notes payable—former stockholder	—	(158)

Net cash used in financing activities	(28,405)	(16,799)

Net decrease in cash	(1,976)	(1,168)
Cash, beginning of period	2,988	2,737

Cash, end of period	$1,012	$1,569

See accompanying notes to condensed consolidated financial statements

Model Reorg, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands)

1.	Summary of Accounting Policies

(a)    Basis of Presentation

The condensed consolidated financial statements of Model Reorg, Inc. include the following wholly owned subsidiaries: Five Star Fragrance Co. Inc., Quality King Fragrance, Inc., Scents of Worth, Inc. and Jacavi, LLC (collectively the “Company”). The Company is an affiliate of Quality King Distributors, Inc. (“QKD”) and E Com Ventures, Inc. (“E Com”) through common ownership.

Effective October 2004, Model Reorg acquired all of the stock of Northern Group, Inc., (“Northern”), a fragrance distributor, for a total purchase price of $11,998 in a business combination accounted for as a purchase. The results of operations of Northern are included in the accompanying condensed consolidated financial statements as of the date of acquisition. Based on the fair values of the assets acquired and liabilities assumed, the Company recorded goodwill of $9,392.

On October 5, 2007, Model Reorg acquired all the stock of Jacavi, LLC (“Jacavi”) a fragrance distributor, in exchange for shares of Model Reorg common stock which was valued at approximately $11,000. The acquisition was accounted for as a purchase and the results of operations of Jacavi are included in the accompanying condensed consolidated financial statements as of the date of acquisition. In connection with the acquisition, Model Reorg obtained a valuation of Jacavi from an independent company. Based on the fair value of the assets acquired and liabilities assumed, and the purchase consideration associated with the merger, Model Reorg recorded goodwill of $11,042, including $242 of acquisition costs.

All intercompany balances and transactions have been eliminated.

(b) Organization and Business

The Company is primarily a promotional wholesale distributor of fragrances. Customers include traditional wholesalers, chain stores, mass merchandisers and retail wholesale clubs throughout the United States. In addition, the Company has arrangements with major retailers covering approximately 3,100 store locations and sells designer fragrances on consignment. The Company also manufactures fragrances that it owns or licenses from others.

(c) Use of Estimates

In preparing condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

(d) Inventories

Inventories are valued at the lower of cost or market with cost being determined using the weighted average method, which approximates first-in, first-out (FIFO).

(e) Property and Equipment, and Depreciation

Depreciation is computed by the straight-line and accelerated methods over the estimated useful lives of the assets ranging primarily from three to seven years.

(f) Leased Property Under Capital Leases

Property under capital leases is amortized over the lives of the respective leases or the useful lives of the assets, whichever is shorter, ranging from five to ten years.

(g) Income Taxes

Model Reorg and subsidiaries are C corporations and provisions have been made for income tax expense at statutory rates.

The Company follows the liability method of accounting for income taxes. The primary objectives of accounting for income taxes are to recognize the amount of tax payable for the current year and recognize the amount of deferred tax asset or liability for the future tax consequences of events that have been reflected in the Company’s financial statements or tax returns.

(h) Revenue Recognition

Sales are recognized when title passes, which occurs either upon shipment of products or sale to the ultimate customers from consignment inventories. Allowances for estimated returns and pricing adjustments are provided when sales are recognized and are recorded as a reduction of sales. Allowances provided for advertising, marketing and tradeshows are recorded as selling expenses since they are costs for services received from the customer which are separable from the customer’s purchase of the Company’s products. Accruals and allowances are estimated based on available information including third party data.

(i) Concentrations of Credit Risk

The Company is potentially subject to a concentration of credit risk with respect to its trade receivables, the majority of which are due from retailers and wholesale distributors. Credit risks also relate to the seasonal nature of the business. The Company’s sales are concentrated in November and December for the holiday season. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains allowances to cover potential or anticipated losses for uncollectible accounts. The Company maintains credit insurance on certain receivables, which minimizes the financial impact of uncollectible accounts.

2.	Inventories	Inventories, which are primarily comprised of finished products, are shown net of reserves for obsolescence and market write downs. Reserves at July 31, 2008 and October 31, 2007 were $1,944 and $2,968, respectively.

3.	Related Party Transactions

(a)    The Company receives services from QKD and E Com pursuant to service agreements. The agreement with QKD provides for the allocation of expenses, which are calculated based on various assumptions and methods. The methods employed utilize various allocation bases including the number of transactions processed, estimated delivery miles, warehouse square footage, payroll dollars and sales and inventory ratios. Allocated operating expenses for the three and nine months ended July 31, 2008 were $.5 million and $1.9 million or 3.7% and 4.0% of total operating expenses, as compared to $.9 million and $3.0 million or 6.5% and 6.8% of total operating expenses for the three and nine months ended July 31, 2007.

Allocated interest expense represents interest expense on the Company’s revolving credit borrowings and is allocated at the same effective rate as in the QKD Credit Agreement.

The Company believes that the allocated expenses are reasonable and approximate those expenses that would have been incurred had the Company not operated under a service agreement.

(b)    On August 2, 2007 the Company entered into a service agreement with E Com whereby E Com provides IT Management Support services for all of the Company’s computer systems at a rate of $25 per month, plus out of pocket expenses. This agreement terminated at consummation of the Company’s merger with E Com on August 11, 2008.

(c)    The Company had sales and purchase transactions with E Com as follows: sales for the three and nine months ended July 31, 2008 were $7,952 and $27,336, respectively, and for the three and nine months ended July 31, 2007, $4,989 and $16,177, respectively. Purchases for the three and nine months ended July 31, 2008 were $4,477 and $25,565, respectively, and for the three and nine months ended July 31, 2007, $18,933 and $27,061, respectively. The Company had a receivable balance from this affiliate of $44,482, and $25,484 at July 31, 2008 and October 31, 2007, respectively. The Company had a payable balance to this affiliate of $2,152 at October 31, 2007.

(d) Effective January 2008, the Company began subletting new office and warehouse space from QKD (see Note 4).

(e)    Included in other current liabilities is deferred compensation due to an officer. The Company’s liability is calculated by a formula and totals $1.9 million and $1.5 million at July 31, 2008 and October 31, 2007, respectively.

(f)     On December 21, 2007, the Company and its stockholders entered into an Agreement and Plan of Merger with E Com whereby the Company would be merged into a newly formed wholly-owned acquisition subsidiary of E Com in exchange for the issuance of 5,900,000 shares of E Com’s common stock and warrants to acquire an additional 1,500,000 common shares of E Com. The acquisition subsidiary would be the surviving entity and for accounting purposes, the Company would be the acquirer. The Merger was consummated on August 11, 2008 having met the conditions necessary including shareholder approval, approval by NASDAQ of the listing of shares to be issued, and the availability of a new $250 million secured credit facility to replace the Company’s and E Com’s existing third party credit facilities. The credit facility has a term of three years, expiring on August 11, 2011 and provides for borrowings based on eligible accounts receivable and inventories, both are secured assets. The interest rate applicable to borrowings is based on, at Perfumania’s option, the LIBOR rate or prime rate. In connection with the credit agreement, Perfumania is required to maintain certain financial ratios and comply with certain restrictions.

4.	Commitments and Contingencies

(a)    Leases

Total rent expense for warehouse space and equipment charged to operations for the three and nine months ended July 31, 2008 was approximately $1,192 and $3,892, respectively and for the three and nine months ended July 31, 2007 was approximately $1,218 and $2,881, respectively. This includes allocated warehouse rent from QKD.

In January 2008 the Company began subleasing a new office and warehouse facility from QKD at a rate of $193 per month at an annual escalation of 3%. This sublease expires December 2027.

(b)    Litigation

The Company is a defendant in various lawsuits and claims which are in various stages of discovery and therefore no conclusions can be made as to their outcomes. Management believes that the outcome of these pending lawsuits and claims will not materially affect the operations, financial condition or cash flows of the Company.

5.	Segment Information

Model Reorg operates in three industry segments, wholesale distribution, retail and manufacturing. Management reviews segment information by segment and on a consolidated basis each month. Model Reorg distributes fragrances to wholesalers and mass market retailers. Retail sales are made on a consignment basis at leased store locations. The manufacturing of owned and licensed brands is outsourced to third party fillers. The accounting policies for the segments are the same as those described in the Summary of Accounting Policies in the notes to the audited consolidated financial statements. Model Reorg’s chief operating decision maker assesses segment performance by reference to gross profit. Each of the segments has its own assets, liabilities, revenues and cost of goods sold. While each segment has certain unallocated operating expenses, these expenses are not reviewed by the chief operating decision maker on a segment basis but rather on a consolidated company basis.

	Three months ended July 31,		Nine months ended July 31,
	2008	2007	2008	2007
Net revenues:
Wholesale	$46,263	$49,876	$174,856	$170,017
Retail	17,386	15,664	63,048	60,833
Manufacturing	136	2,013	2,469	4,035

	$63,785	$67,553	$240,373	$234,885

Gross profit:
Wholesale	$10,258	$12,448	$41,501	$42,212
Retail	7,696	6,401	25,339	23,742
Manufacturing	(185)	630	1,506	1,461

	$17,769	$19,479	$68,346	$67,415

			As of July 31, 2008	As of October 31, 2007
Total assets:
Wholesale			$328,330	$339,630
Retail			78,460	75,887
Manufacturing			24,792	25,401

			$431,582	$440,918
Eliminations			(112,308)	(95,930)

Consolidated assets			$319,274	$344,988

(a) Adjustment to eliminate intercompany receivables and investment in subsidiaries.

Goodwill for the wholesale and retail segments was $27,176 and $5,356 respectively, at both July 31, 2008 and October 31, 2007.

6.	New Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, the goodwill acquired, and any noncontrolling interest in the acquiree. This statement also establishes disclosure requirements to enable the evaluation of the nature and financial effect of the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. The Company is in the process of evaluating the effect the adoption of SFAS 141(R) will have on its results of operations, financial position and cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.” (“SFAS 159”). SFAS 159 permits entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective for the Company’s fiscal year ended October 31, 2009. The adoption of SFAS 159 did not have any effect on the Company’s results of operations, financial position and cash flows.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. SFAS 157 is effective for the first interim period beginning in fiscal 2008 for financial assets and liabilities, as well as for any other assets and liabilities that are carried at fair value on a recurring basis in financial statements. In November 2007, the FASB provided a one year deferral for the implementation of SFAS 157 for other nonfinancial assets and liabilities. The Company does not expect the adoption of SFAS 157 to have a material effect on its results of operations, financial position and cash flows.

In June 2006, the FASB issued FASB Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized under SFAS No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on various related matters such as derecognition, interest and penalties, and disclosure. The effective date of FIN 48 for non-public enterprises is for annual periods beginning after December 15, 2007. The Company has begun evaluating the financial impact of applying the provisions of FIN 48 to all tax positions and it does not believe there will be a material financial impact upon the initial adoption of FIN 48.